Regeneration Capital Group LLC
再生资本集团有限责任公司

June 21, 2012
2012 年 6 月 21 日

Mr. Qin Huichun
Wujiang Luxiang Rural Small Loan Company
1688 Yunli Road
Wujiang, Jiangsu Province 215200
People's Republic of China

秦惠春先生
吴江市鲈乡农村小额贷款股份有限公司
吴江市云梨路 1688 号
中国，江苏省 215200

Dear Mr. Qin:

The purpose of this letter is to amend and restate our proposal dated October 12, 2011 regarding an initial public offering ("IPO") for Wujiang Luxiang Rural Small Loan Company ("Wujiang Loan Company" or the "Company") and the consulting services that we will provide in connection with such transaction.

这封信主要是对我们于 2011 年 10 月 21 日签订的关于吴江市鲈乡农村小额贷款股份有限公司(以下简称"吴江贷款公司"或 "公司")的首次公开发行(Initial Public Offering, IPO) 融资项目的协议进行修改，以及我方能够向贵公司提供的与此项目相关的咨询服务。

You have advised us that Wujiang Loan Company desires to access the United States' capital markets to obtain financing for its business and wishes to complete an IPO. Wujiang Loan Company understands that there is no assurance that it will be able to successfully complete an IPO and that the costs involved in preparing for an IPO are considerable and for the most part non reimbursable. We are willing to arrange for the payment of most expenses in connection with the IPO, having the terms and subject to the conditions as stated in the Terms of Agreement appended hereto. We will further assist you in completing the IPO by providing the following services:

您向我们提及吴江贷款公司期望进入美国资本市场，通过以IPO的方式，为公司的发展募集资金。吴江贷款公司了解没有人可以确保上市的成功，同时也意识到上市的费用将会是非常可观的，并且其中绝大多数是不能退还的。我们愿意协助支付与IPO融资项目相关的主要费用，具体条款及规定详列于后附之协议中。为协助贵公司完成首次公开发行，我们还将提供以下服务：

- Assist you to evaluate an Underwriter(s) for the IPO as well as other members of the IPO selling group.

- 协助贵公司评估负责首次公开发行的证券承销商和其他帮助销售首次公开发行股票的成员。

- Assist and help with the selection of and coordination with a US securities law firm, the independent auditors and others.

- 协助贵公司选择美国证券律师事务所，独立审计师事务所及其他相关机构，并协调贵公司与他们的业务往来。

- Assist your preparation of marketing documents for the US investors including reviewing any financial projections, business plans, executive summaries, web sites and Power Point Presentations, as necessary.

- 协助贵公司准备面向美国投资者的营销文件，包括审阅所有公司财务预测、商业计划书、执行摘要、公司网站以及所需的演示文稿。

- Assist with your selection and management of an Investor Relations service in order to enhance the visibility of the company within the United States.

- 协助贵公司选择和管理投资者关系管理公司，提高贵公司在美国的认知度。

- Assist you in identifying and recruiting qualified directors and officers, as required both for "good corporate governance", shareholder relations and Sarbanes-Oxley ("SOX") compliance.

- 根据良好的公司治理的要求，投资者关系以及根据 Sarbanes-Oxley ("SOX") 法案的规定，协助贵公司选择及招聘上市公司的董事会成员及其他管理人员。

- Assist you in preparing marketing materials for use by the Underwriter(s) during road shows and other investor presentations.

- 协助贵公司准备被证券承销商使用的面向投资者推销股票的路演营销文件。

Please note that Regeneration Capital Group is not licensed as a securities dealer in the United States or elsewhere and that Regeneration Capital Group will in no instance be involved in the buying, selling or trading securities other than for its own account. The scope of our involvement and contribution to the transaction is advisory and does not involve direct presentations to potential investors.

请注意再生资本集团不是一家在美国或其他任何地方注册的证券交易商。再生资本集团在任何情况下，除了管理自己公司的帐户以外，不会参于买卖或者交易其他公司的股票。我们的服务范围主要是提供广泛的咨询服务，但不包括直接面对投资者的演示。

The terms and conditions of our agreement are set forth in the attached Terms of Agreement, which will only be binding upon execution by both parties. We are excited about this transaction and the prospects of bringing Wujiang Loan Company to the United States' public capital markets.

所附的协议包含了双方协商同意的条件及规定，在双方签字后生效。我方很期待与贵公司的合作，协助吴江贷款公司顺利进入美国资本市场。

REGENERATION CAPITAL GROUP, LLC
再生资本集团有限责任公司

Richard Kaufman CEO
理查得 · 考夫曼，首席执行官

156 West 56th Street
Suite 1605
New York, New York 10019
Tel (212) 616-8088

WUJIANG LUXIANG RURAL SMALL LOAN COMPANY
REGENERATION CAPITAL GROUP, LLC

Terms of Agreement for IPO
吴江市鲈乡农村小额贷款股份有限公司

再生资本集团有限责任公司

首次公开发行协议条款

IPO **首次公开发行IPO**	Wujiang Luxiang Rural Small Loan Company ("Company") intends to complete an initial public offering ("IPO") in order to obtain capital for their business. For purposes of this Term Sheet, unless the context specifically requires otherwise, the term "Company" shall mean any entity controlled by, controlling, or under common control with the Company including but not limited to a Delaware Corporation formed for the purpose of acting as Issuer in the IPO. 吴江市鲈乡农村小额贷款股份有限公司(以下简称 "公司")期望以首次公开发行("IPO")的方式为公司发展募集资金。在本协议中，协议条款中所称 "公司" 除特别定义外，皆指该公司具有控制权的所有相关公司或企业，包括将会在特拉华州成立的作为此次首次公开发行主体的公司。
IPO Financing **IPO 融资**	It is presently contemplated that the Company shall obtain financing (the "IPO Financing") through the sale to the public of shares of Common Stock in the amount of $20.0 to $22.0 million (not including an Underwriter overallotment of 10%). 目前的计划为公司通过首次公开发行，即通过发行普通股。融资标的为价值 2 千万至 2 千 2 百万美元之间。(不包括证券承销商的 10%的超额配股权)。
IPO Valuation **IPO 估价**	For purposes of the IPO, the Company shall have a "pre-money" valuation of approximately 8.0 times trailing twelve months net income for the period ended December 31, 2011. 为了此次首次公开发行的目的，公司将按照融资前年净收益（截止2011年12月31日)的大约8倍进行评估。
Registration	The Company shall file a Registration Statement on Form S-1 (the "Registration Statement") with the SEC registering the total number of

注册登记	shares of Common Stock sold in the Offering. 司应向美国证券交易委员会（以下简称证管会）提交一份S-1 股票注册上市申请书（以下简称注册申请书）登记所有将要公开发行的普通股。
NASDAQ Listing 纳斯达克 上市	Prior to the closing of the IPO Financing, the Company agrees to file an application for listing of its common stock on the NASDAQ exchange and to take all actions necessary to have its common stock so listed including paying the listing fees and executing and delivering the necessary listing agreement(s) and certifications. 在首次公开上市融资完成前，公司同意向纳斯达克提交上市交易的申请，并采取所有必须的步骤包括：支付上市费用，提供上市所需的有关文件资料和证明文件。 The Company agrees to meet the initial listing requirements of NASDAQ including (i) a majority of its Board of Directors must be independent, (ii) an audit committee comprised solely of independent directors, and (iii) all other Board committees required by NASDAQ. 公司同意遵守初次上市纳斯达克的有关规定包括：1）董事会的多数成员由独立董事担任；2）全部由独立董事组成的审计委员会；3）其他上市纳斯达克所要遵守的规定。
Advisor 咨询顾问	Regeneration Capital Group, LLC, a Delaware limited liability company, or any entity designated by Regeneration Capital Group, LLC ("Regeneration"). Regeneration is not licensed as a securities dealer in the United States or elsewhere and Regeneration will in no instance be involved in the buying, selling or trading securities other than for its own account. 再生资本集团有限责任公司，是一个在美国特拉华州注册成立的有限责任公司，或其他被再生资本集团有限责任公司(以下简称再生公司）命名的企业。再生资本集团不是一家在美国或其他任何地方注册的证券交易商。再生资本集团在任何情况下，除了管理自己公司的帐户以外，不会参于买卖或者交易其他股票。
Initial Due Diligence	Promptly after the date of this Term Sheet being signed by both parties, Regeneration will conduct further due diligence regarding the Company, including an examination of the Company's books and records to determine their suitability for an IPO. This due diligence shall be completed within 45 days of the effective date of this Agreement.

初步尽职调查	在双方签署此协议之日起，再生公司将对公司进行尽职调查，范围包括查核公司会计帐簿及记录以确保公司财务具备符合首次公开上市的公司的要求。尽职调查应该在此协议生效日起四十五日内完成。 The Company agrees to make any and all documents and information available to Regeneration and other agents and service providers that are engaged by Regeneration to participate in the IPO financing process. Regeneration and other parties may request review of Company's accounting books, records, conduct on-site visit, interview management to discuss the Company's business, operations, properties, assets, loan portfolio, contracts, financial condition and results of operations. 公司承诺向再生公司及其他由再生公司介绍参予此IPO融资项目的机构提供所有相关文件及信息。再生公司及其他参予公司会要求查看公司会计帐簿及纪录、进行实地考察、采访公司管理人员以了解公司业务、营运、不动产、资产、贷款质量、合约、财务状况以及营运结果。 Upon the completion of this due diligence, Regeneration has the right to decide not to continue this process and shall so advise the Company. As a result of such decision, all obligations of Regeneration under this Agreement shall be terminated. 在完成初步尽职调查后，再生公司有权决定停止与公司的合作并告知公司。自此，再生公司在本协议之下的所有义务将全部终止。 If Regeneration desires to continue assisting the Company, Regeneration shall so advise the Company in writing and will form a Delaware corporation (the "IPO Corporation") through which some, but not all of the expenses of the transaction will be paid including paying the costs and expenses of the United States securities counsel for the Company, Underwriter due diligence fees and deposits, due diligence expenses associated with the Company's loan portfolio, preparation and printing of marketing materials, consulting expenses and other fees in connection with the IPO. The Company agrees that it will, at the Company's expense, engage a PCAOB qualified auditor and a PRC counsel, both of whom must be acceptable to Regeneration. The IPO Corporation will not be responsible for unaccountable expenses incurred by the Underwriter. 如果再生公司决定继续协助公司，再生公司应以书面形式告知公司并协助公司在特拉华州注册成立将作为发行主体的公司。该发行主体公司将支付未来上市的部分费用包括：美国证券律师事务所、证券承销商的尽职调查及部分预付费用、与贷款质量有关的尽职调查、营销材料准备、咨询服务费用及其他与IPO有关之费用。公司同意由其负责聘请一家经PCAOB注册登记的审计事务所和中国律师事

	务所，两家公司的聘请必须都得到再生资本的认可，聘请费用由公司自行负责支付。作为发行主体的公司不负责向证券承销商支付未列明的费用。
IPO Corporation 首次公开发行公司	The Company agrees that the IPO Corporation formed by Regeneration prior to the IPO shall pay for some of the expenses of the transaction as described above and will be merged with and/or take over control of the Company through ownership or contractual arrangement prior to the Closing such that the owners of the IPO Corporation shall own a percentage of the publicaly traded issuer such that the value of that percentage equals 10.0% of the pre-money valuation of the issuer. 公司同意由再生资本成立的首次公开发行主体公司支付在公开发行上市前所有上文提到的与上市项目有关的部分费用，并在此项目交割结束前，通过股权或协议安排，完成和公司的合并和/或收购。首次公开发行主体公司的所有者在合并时应该持有相当于上市交易前估值公司价值 10.0%的股份。
Underwriter 证券承销商	The Company shall retain one or more Underwriters for the IPO Financing. The Underwriter's fee shall not exceed (i) 8% of the amount of cash raised which will include 1% for expenses and 7% for commission, plus (ii) three-year warrants to purchase up to 7% of the number of shares sold in the IPO Financing at an exercise price equal to the price paid by the IPO investors. Such Underwriter warrants shall have a cashless exercise provision. 公司应聘请一个或多个IPO证券承销商，承销商的费用不应该超过：(1) 8%的现金融资，包括 1%的费用以及 7%的佣金；(2) 3 年期的认股权证，据此权证承销商有权以IPO投资者支付的行使价格购买不超过 7%的IPO融资发行股票数量，该承销商认股权证应有无现金行权条款。
Investor Relations Commitment	The Company agrees that it shall retain an investor relations firm designated by Regeneration and use (i) US$500,000 of the proceeds of the IPO Financing and (ii) shares of common stock with a value of $200,000 (the "IR Shares") to pay for a12 month investor relations campaign as directed by Regeneration. The US$500,000 and IR Shares shall be held in

投资者关系承诺	trust at the Company's US counsel and shall be paid to vendors in the IR campaign at the direction of Regeneration. 公司同意以(1)IPO融资现金中的美金 500,000 以及(2)相当于价值美金 200,000 的股票来支付为期 12 个月的由再生公司指导的投资者关系营销策划项目。该美金 500,000 以及股票应由公司的美国律师以信托方式持有， 根据再生资本公司的指示用于支付给与投资营销活动有关的提供服务的公司。
Expense Reimbursement 再生公司专业服务费	Upon closing of the IPO, the Company agrees to pay $650,000 from the proceeds of the financing for additional transaction expenses and to reimburse Regeneration for a portion of its expenses incurred in connection with the IPO. 在完成IPO後，公司同意从上市公司私募资金中支付美金650,000，其中一部分作为额外的交易费用，另外一部分用于补偿部分再生公司已支付的与IPO相关之费用。
Conditions to Closing 结案条件	At Closing, the Company shall have agreed on the following: 在项目结案交割时，公司同意下列事项： • A 12 month agreement with an investor and public relations firm. • 与投资者管理公司签订一份为期12个月的聘用协议。 • A 24 month employment agreement with a Chief Financial Officer, fluent in English, and who is proficient in: (i) US GAAP accounting; (ii) IPO transactions similar to the one contemplated in this agreement; and (iii) US listings and the related filing and compliance requirements. The CFO will have at his disposal sufficient funds to have a qualified PCAOB auditing firm perform the requisite audits and SOX compliance work necessary. • 与公司财务总监签订一份为期24个月的雇佣协议，财务总监需熟练掌握英语，以及熟悉 (1) 美国通用会计准则；(2) 具有公开发行上市的经验；和 (3) 熟悉美国上市的公司有关的文件上报以及相关的合规管理的规定。财务总监将掌控足够的资金用以支付合格的、经美国公开发行公司会计监督管理委员会认可的审计事务所来进行必要的审计和SOX合规工作的要求。 • A 12 month retention agreement with a US securities law firm and PCAOB approved auditor.

	• 分别与一家美国证券律师事务所，以及一家经美国公开发行公司会计监督管理委员会认可的审计事务所签订为期12个月的聘用协议。 • Other customary and reasonable representations, warranties and covenants that would be consistent with the nature of the transaction. • 其他合乎惯例的，合理的与本交易宗旨一致的陈述、权证及合约。
Default 违约	If the Company decides not to proceed with the IPO for whatever reason at any time before the closing of the IPO, the Company shall (a) promptly notify Regeneration in writing, and (b) promptly reimburse the IPO Corporation in cash for the total payment and cost the IPO Corporation has incurred up to the time of such notification. 在任何时候，不论以何种理由，如果公司在IPO完成前决定停止IPO上市项目，公司必须 1)及时以书面形式通知再生公司，并且 2)立即以现金方式支付首次发行主体公司在收到通知之前已发生的费用及成本。
Miscellaneous 其他	The parties to this Agreement shall, upon request, take any and all actions and execute any and all documents reasonably necessary to effectuate the terms and intent of this Agreement. 本协议所有签约者应根据要求采取或执行任何或所有行动，准备所有合理必要的文件以完成对本协议的有效履行。 This Agreement may be executed in two or more counterparts, all of which, when taken together, shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a "pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or "pdf" signature page were an original thereof. 本协议可能会有二份或以上的正副本，所有正副本都应具有同样的法律效力。此协议在所有正副本被双方签署并送达至对方时生效，如果双方没有在同一份文件上签名是可以被接受的。不论此签署协议是以传真传送或是用PDF以电子邮件发送，在传真和PDF上的签名

	都会被视为与在原件上的签名具有同等的法律效力，对签约各方（或是授权签署者）产生同等的权利和义务关系。 No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement. 除了经过签约各方以书面形式同意外，本协议中任何条款皆不得被免除，即使本协议中任何一项条款被免除都不应被视为是对其他任何其他条款的免除。本协议只有在各签约方以书面形式同意的情况下，才予以修改。 This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. 本协议包括所有签约者之间部分及全部的对于和本项目有关的事项达成的协议，全部先前的讨论、协商、承诺以及理解不论是以口头的或其他形式的有关本协议的所有事项都全部合并于此协议。

Wujiang Luxiang Rural Small Loan Company 吴江市鲈乡农村小额贷款股份有限公司	Regeneration Capital Group, LLC 156 West 56th Street Suite 1605 New York, NY 10019
By (负责人): [signature]	By (负责人): [signature]
Title (职位): CEO	Title (职位): CEO
Date (签约日期): 6/21/2012	Date (签约日期): 6/21/2012